Exhibit 99.2

For immediate release	February 22, 2021

Crown Crafts Names Craig Demarest Chief Financial Officer

Gonzales, Louisiana – Crown Crafts, Inc. (NASDAQ-CM: CRWS) (the “Company”) today announced the appointment of Craig Demarest as Vice President and Chief Financial Officer of the Company effective February 22, 2021. Demarest has more than 30 years of experience in financial positions including auditor, controller and chief financial officer. He replaces former CFO Olivia Elliott, who became President and Chief Operating Officer of the Company on January 4, 2021.

Most recently, Demarest was Chief Financial Officer of Carbo Ceramics Inc., based in Houston, Texas. Prior to that, he served almost 15 years in corporate controller positions at Tidewater Inc., based in New Orleans, Louisiana. At Tidewater, he advanced to Vice President, Controller and Principal Accounting Officer, a position that he held from June 2008 to December 2018. He also spent almost 17 years with KPMG LLP in New Orleans, beginning in 1987 as a staff auditor and serving as an Audit Partner of the firm from 1999 to 2004.

“Craig’s broad financial expertise will be a valuable addition to our management team. We look forward to his contributions and leadership as we continue to manage Crown Crafts as a financially strong company dedicated to providing consistent returns to shareholders,” said Elliott.

Demarest earned a bachelor’s degree in accounting at Louisiana State University. He is a member of the American Institute of Certified Public Accountants and the Society of Louisiana Certified Public Accountants.

About Crown Crafts, Inc.

Crown Crafts, Inc. designs, markets and distributes infant, toddler and juvenile consumer products. Founded in 1957, Crown Crafts is one of America’s largest producers of infant bedding, toddler bedding, bibs and developmental toys. The Company operates through its three wholly owned subsidiaries, NoJo Baby & Kids, Inc., Sassy Baby, Inc. and Carousel Designs, LLC, which market a variety of infant, toddler and juvenile products under Company-owned trademarks, as well as licensed collections and exclusive private label programs. Sales are made directly to retailers such as mass merchants, large chain stores and juvenile specialty stores, as well as directly to consumers through www.babybedding.com. For more information, visit the Company’s website at www.crowncrafts.com.

The foregoing contains forward-looking statements within the meaning of the Securities Act of 1933, the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such statements are based upon management’s current expectations, projections, estimates and assumptions. Words such as “expects,” “believes,” “anticipates” and variations of such words and similar expressions identify such forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause future results to differ materially from those suggested by the forward-looking statements. These risks include, among others, the impact of the COVID-19 pandemic on the Company’s business operations, general economic conditions, including changes in interest rates, in the overall level of consumer spending and in the price of oil, cotton and other raw materials used in the Company’s products, changing competition, changes in the retail environment, the Company’s ability to successfully integrate newly acquired businesses, the level and pricing of future orders from the Company’s customers, the extent to which the Company’s business is concentrated in a small number of customers, the Company’s dependence upon third-party suppliers, including some located in foreign countries, customer acceptance of both new designs and newly-introduced product lines, actions of competitors that may impact the Company’s business, disruptions to transportation systems or shipping lanes used by the Company or its suppliers, and the Company’s dependence upon licenses from third parties. Reference is also made to the Company’s periodic filings with the Securities and Exchange Commission for additional factors that may impact the Company’s results of operations and financial condition. The Company does not undertake to update the forward-looking statements contained herein to conform to actual results or changes in our expectations, whether as a result of new information, future events or otherwise.

Contact:     Olivia W. Elliott

 President and Chief Operating Officer

 (225) 647-9124

 oelliott@crowncrafts.com